                                                                    Exhibit 99.1


                    [LETTERHEAD OF MALLESONS STEPHEN JAQUES]



HomeSide Global MBS Manager, Inc.    HomeSide Mortgage Securities, Inc.     4 January 2001
7301 Baymeadows Way                  7301 Baymeadows Way
Jacksonville, Florida  32256         Jacksonville, Florida 32256            Stuart Fuller
United States of America             United States of America               Partner



Dear Sirs

HOMESIDE MORTGAGE SECURITIES TRUST 2000-1

We have acted for HomeSide Global MBS Manager, Inc. ("GLOBAL TRUST Manager"), the National Australia Bank Limited ("NATIONAL") and HomeSide Mortgage Securities, Inc. ("Depositor") in connection with the HomeSide Mortgage Securities Trust 2000-1 ("TRUST") to be constituted under the Master Trust Deed ("MASTER TRUST DEED") between Perpetual Trustee Company Limited ("ISSUER TRUSTEE") and the Global Trust Manager and the proposed issue of notes ("NOTES") by the Trust.

Definitions in the Prospectus (defined below) apply in this opinion but "Relevant Jurisdiction" means the Commonwealth of Australia, New South Wales, Victoria and the Australian Capital Territory. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1     DOCUMENTS

      We have examined copy of the Prospectus as filed with the Securities and Exchange Commission ("COMMISSION") under the US Securities Act of 1933 ("PROSPECTUS").

2     ASSUMPTION

      For the Purposes of giving this opinion, we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3     QUALIFICATION

      Our opinion is subject to the qualification that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular, we express no opinion as to the laws of England or the United States.

HomeSide Global MS Manager, Inc. and another                      4 January 2001
--------------------------------------------------------------------------------


4     OPINION

      Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below), we are of the following opinion:

      (a) any final and conclusive judgment of any New York State or United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction in respect of an obligation of the Issuer Trustee in respect of a Note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the Issuer Trustee in the courts of the Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

            (i) the proceedings in the New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

            (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

            (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

            (iv)  the judgment is a penal or revenue judgment; or

            (v) there has been a prior judgement in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; and

      (b) a judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Enforcement of Foreign Judgements in Australia" in Part B of the Prospectus, and any other reference to this firm contained therein, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully


/s/ Mallesons Stephen Jaques